UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2006

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 29, 2006, the registrant entered into an Employment Agreement with Craig E. Eisenacher, its Executive Vice President and Chief Financial Officer, effective December 18, 2006.

The material terms of the Employment Agreement are as follows:

Term:	December 18, 2006 to December 19, 2008
Annual Salary:	$400,000
Bonus:	March, 2007 payout – minimum bonus $275,000
Stock Options:	10,000 options (subject to the registrant’s Compensation Committee approval)
Restricted Shares:	15,000 shares (subject to the registrant’s Compensation Committee approval)
Vesting Schedule:	Options and restricted shares vest ratably over a five-year period while employment continues
Separation Payment:	$800,000 if termination is prior to termination of Employment Agreement and is not for cause
Relocation expenses:	$50,000 maximum plus temporary housing up to 120 days.

The full text of the Employment Agreement is incorporated herein by reference from Exhibit 10.1 to the Current Report on Form 8-K (Item 1.01) filed by the registrant on December 5, 2006.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Craig E. Eisenacher (incorporated by reference from the registrant’s Current Report on Form 8-K (Item 1.01) filed on December 5, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/s/ KEITH T. SHOEMAKER
Keith T. Shoemaker Comptroller (Principal Accounting Officer)

Dated: December 5, 2006